Exhibit 10.60.0

                        Amendment to Employment Agreement

         This Amendment to Employment Agreement ("Amendment") is entered into as of 9 July 2003 ("Effective Date"), by and between Kirk A. Benson (the "Employee") and Headwaters Incorporated, a Delaware corporation (the "Company").

         Employee and the Company entered into an Employment Agreement as of October 25, 2002. The parties hereby amend the Employment Agreement by deleting sections 2(c)(i), (ii), and (iii) in their entirety and replacing them with the following:

         (c) Stock Option Grants.

         (i) First 2003 Grant. On or promptly after the Effective Date, the Company shall grant the Employee a stock option under the 2003 Headwaters Incorporated Stock Incentive Plan for 100,000 shares of the Company's Common Stock. The option granted under this Paragraph (i) shall become exercisable in three equal installments on the date of grant, 31 March 2004, and 31 March 2005, provided that the Employee's Employment continues until the date in question.

         (ii) Second 2003 Grant. On or promptly after the Effective Date, the Company shall grant the Employee a stock option under the 2003 Headwaters Incorporated Stock Incentive Plan for 75,000 shares of the Company's Common Stock. The option granted under this Paragraph (ii) shall become exercisable in three equal installments on 31 March 2004, 31 March 2005, and 31 March 2006, provided that the Employee's Employment continues until the date in question.

         (iii) April 2004 Grant. Subject to availability under the 2003 Headwaters Incorporated Stock Incentive Plan or such other stock incentive plan of the Company approved by the stockholders, on or promptly after 24 April 2004, the Company shall grant the Employee a stock option for 75,000 shares of the Company's Common Stock. The option granted under this Paragraph (iii) shall become exercisable in three equal installments on 31 March 2005, 31 March 2006, and 31 March 2007, provided that the Employee's Employment continues until the date in question.

         All other terms of Employment Agreement remain unchanged.


                           [Signatures on next page.]

         IN WITNESS WHEREOF, BOTH OF THE PARTIES HAVE EXECUTED THIS Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.



/s/ Kirk A. Benson
------------------------
Kirk A. Benson


Headwaters Incorporated



By: /s/ James A. Herickhoff
-----------------------------------------
Title: Chairman, Compensation Committee